Convertible Promissory Note

No. 2013-1-20000

$20,000.00	New York, New York
June 3, 2013

For Value Received, Premier Beverage Group Corp., a Nevada corporation, (“Borrower”) promises to pay to the order of [                           ] (“Lender”) the principal amount (“Principal Amount”) of TWENTY THOUSAND AND 00/100 DOLLARS ($20,000.00), together with interest payable at the rate and in the manner provided in Sections 1 and 2 of this Convertible Promissory Note (“Note”), and any costs and expenses, including reasonable attorneys’ fees, incurred by Lender in collection of this Note.

1.          Interest Rate. Interest on the unpaid principal balance hereof shall be payable at the rate (calculated on the basis of a 360-day year consisting of twelve 30-day months) of eight percent (8%) per annum from the date hereof until the Maturity Date or the earlier repayment of this Note.

2.          Balloon Payment. The Principal Amount and all accrued and unpaid interest and any other amounts due hereunder shall be due and payable on December 31, 2013 (the “Maturity Date”). Payments from Borrower hereunder shall be applied first to expenses, if any, then to late charges, if any, then to accrued interest, and then to the unpaid Principal Amount.

3.          Default Rate of Interest. In the event the Principal Amount and all accrued interest are not fully paid on the Maturity Date, then interest shall accrue on all amounts outstanding thereafter at an annual interest rate equal to fifteen percent (15%) per annum (the “Default Rate”). The Default Rate shall be applicable from the date the applicable Event of Default occurs until it is cured, or, if not first cured, until all amounts owing have been unconditionally and irrevocably paid full.

4.          Prepayment. Borrower may prepay this Note in whole or in part at any time without premium or penalty. All prepayments shall be applied as provided in Section 2 of this Note.

5.          Convertibility. At any time at the election of the Holder before the Principal Amount of the Note is repaid in full, the Holder may convert the then unpaid Principal Amount and all accrued interest into shares of the Company’s common stock, par value $.00015 per share (“Common Stock”), at a conversion price of $0.01 per share.

6.          Exchange of Note. This Note is issued in exchange for Convertible Promissory Note No. 2012-1-20000 dated March 28, 2012 (the “Old Note”) pursuant to Section 6 thereof, and the Old Note is hereby cancelled.

7.          Payment Obligation. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. Borrower hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act, or omission with respect to the collection of any amount called for hereunder. No delay by Lender in exercising any of the rights he may have hereunder shall operate as a waiver of any his rights under this Note, and any waiver granted for one occasion shall not operate as a waiver in the event of any subsequent default.

9.          Amendment. No agreement by the holder to change, waive or release the terms of this Note will be valid unless it is in writing and signed by Borrower and Lender.

10.         Governing Law. This Note has been negotiated and consummated in the State of New York and shall be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Note shall be resolved exclusively by the state or federal courts located in New York County in the State of New York, and the Company and the Holder by his acceptance hereof agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS SITTING IN THE STATE OF NEW YORK. THE COMPANY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR FEDERAL COURT THAT SITS IN THE CITY OF NEW YORK, AND ACCORDINGLY, BORROWER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH LITIGATION IN ANY SUCH COURT.

BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

In the event that any suit or action is instituted to enforce any provision in this Note, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Note, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

11.         Usury. Regardless of any other provision of this Note or any other agreement, document or instrument pertaining to this Note, if, for any reason, the effective interest payable on this Note should exceed the maximum lawful interest, the effective interest payable on this Note shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the Principal Amount and all accrued interest of this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the Principal Amount of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

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12.         Severability. In case any one or more of the provisions contained in this Note, or any of the documents or agreements contemplated hereby, should be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.         Captions. The articles and section captions are inserted herein only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of any such article or section, nor in any way affect this Note.

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In Witness Whereof, Borrower has caused this Note to be executed on its behalf by its officer who has been duly authorized for that purpose.

Borrower:

Premier Beverage Group Corp.

By:
Fouad Kallamni
President

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